Exhibit 99.1

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831 tel: 203 622-3131 fax: 203 622-6080 ur.com

UNITED RENTALS COMPLETES ACQUISITION OF RSC HOLDINGS

Creates best-in-class equipment rental company

Reaffirms stock buyback authorization of up to $200 million

GREENWICH, Conn. and SCOTTSDALE, Ariz. – April 30, 2012 – United Rentals, Inc. (NYSE: URI) (the “Company”) completed its previously announced acquisition of RSC Holdings Inc. (NYSE: RRR) (“RSC”) in a cash-and-stock transaction valued at $18.00 per share at the time of announcement, for a total enterprise value of $4.2 billion, including $2.3 billion of net debt.

The combination of the two companies creates a leading North American equipment rental company with a more attractive customer mix, greater scale and enhanced growth prospects. The combination will accelerate the combined company’s potential for growth with industrial customers, as well as provide a lower cost base and a less volatile revenue profile that is expected to better position the combined company through all phases of the business cycle. The combined company will continue to be called United Rentals.

“We are pleased to announce the closing of this historic combination. This combination will bring together two highly respected businesses to create a company that will provide our customers with an unparalleled level of fleet availability and customer service. We look forward to immediately begin working with our new colleagues at RSC to leverage the operational and cultural strengths of both companies,” said Michael Kneeland, President and Chief Executive Officer of United Rentals.

In connection with the closing of the transaction, the Board of Directors approved a new share repurchase program of up to $200 million of the Company’s common stock. Under this program, the Company may purchase shares of common stock in open market transactions or in privately negotiated transactions. The approved program has no expiration date, but the Company expects that the share repurchase program will be completed as market conditions allow within 18 months after the closing of the transaction. The actual number and timing of share repurchases, if any, will be subject to market conditions and applicable Securities and Exchange Commission rules.

MANAGEMENT/BOARD OF DIRECTORS

To ensure a swift and smooth integration, United Rentals and RSC have made significant progress on the integration planning process, which will begin immediately and will incorporate the “best practices” of both companies across all operating business functions.

Jenne K. Britell will remain Chairman of the Board of Directors of United Rentals. The directors of the combined company will be comprised of the existing United Rentals directors and three of RSC’s independent directors, James Ozanne, Pierre Leroy and Donald Roof, who were elected to the Board, effective today.

RSC COMMON STOCK

Under the terms of the merger agreement, each outstanding share of RSC common stock has been converted into the right to receive $10.80 in cash, without interest and less any applicable withholding taxes, and 0.2783 of a share of United Rentals common stock. As a result of the merger, RSC’s common stock will no longer be listed for trading on the New York Stock Exchange.

SUBSIDIARY REORGANIZATION

As part of the RSC acquisition, the Company merged all of RSC’s U.S. domestic subsidiaries, including RSC’s principal operating subsidiary RSC Equipment Rental, Inc., and certain of the Company’s existing subsidiaries, including United Rentals Northwest Inc. and United Rentals (North America), Inc., into a newly formed operating company. Upon completion of the subsidiary reorganization, the new company became URI’s sole operating subsidiary in the United States and was renamed United Rentals (North America), Inc. (“New URNA”).

FINANCING

In connection with the completion of the combination, the proceeds from the $1,325 million aggregate principal amount of 7.625% senior unsecured notes due 2022, $750 million aggregate principal amount of 7.375% senior unsecured notes due 2020 and $750 million aggregate principal amount of 5.75% senior secured notes due 2018 issued by UR Escrow Financing Corporation (“UR Financing”) on March 9, 2012, were released from escrow. A portion of the net cash proceeds from the notes offerings was used to pay the cash portion of the consideration paid to RSC’s stockholders in connection with the combination. The Company used additional proceeds from the notes offerings to fully repay RSC’s senior secured asset based loan revolving facility in the amount of $549.6 million, satisfy and discharge $400 million principal amount of RSC’s 10% senior secured notes due 2017, satisfy and discharge $503 million principal amount of RSC’s 9.50% senior notes due 2014 and pay related transaction fees and expenses.

At the consummation of the combination, New URNA also assumed pre-existing indebtedness of UR Financing and United Rentals (North America), Inc., as well as certain unsecured debt obligations of RSC’s subsidiaries. These include the obligations under the UR Escrow Financing notes, RSC’s $200 million aggregate principal amount 10.25% senior notes due 2019 and RSC’s $650 million aggregate principal amount 8.25% senior notes due 2021 and United Rentals (North America), Inc.’s secured asset based loan facility, 1 7/8% convertible senior subordinated Notes due 2023, 10.875% senior notes due 2016, 9.25% senior notes due 2019 and 8.375% senior subordinated notes due 2020. Subject to certain exceptions, New URNA’s assumed obligations will be guaranteed on a senior unsecured basis by URI and New URNA’s current and future domestic subsidiaries.

ADVISORS

Centerview Partners and Morgan Stanley & Co. LLC acted as financial advisors to United Rentals, and Sullivan & Cromwell LLP acted as the Company’s legal advisor. Barclays Capital and Goldman, Sachs & Co. were lead financial advisors to RSC, and Deutsche Bank also provided financial advice. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Debevoise & Plimpton LLP acted as RSC’s legal advisors.

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Contacts:

Fred Bratman

Senior Vice President of Investor Relations

and Corporate Communications

Office: (203) 618-7318

Cell: (917) 847-4507

fbratman@ur.com

Steve Lipin / Stan Neve

Brunswick Group

(212) 333-3810

About United Rentals

United Rentals, Inc. (NYSE:URI) is the largest equipment rental company in the world, with an integrated network of more than 970 rental locations in 48 states and 10 Canadian provinces. The company’s 12,000 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 3,900 classes of equipment with a total original cost of $7.0 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at www.unitedrentals.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “on-track,” “plan,” “project,” “forecast,” “intend” or “anticipate,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected. Factors that could cause actual results to differ materially from those projected include, but are not limited to, the following: (1) the possibility that RSC or other companies that we have acquired or may acquire could have undiscovered liabilities or other unexpected costs, may strain out management capabilities, may be difficult to integrate or achieve synergies; (2) our highly leveraged capital structure, which will increase as a result of the combination with RSC, requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions; (3) a change in the pace of the recovery in our end markets which began late in the first quarter of 2010, particularly because our business is cyclical and highly sensitive to North American construction and industrial activities, and if the pace of the recovery slows or construction activity declines, our revenues and, because many of our costs are fixed, our profitability, may be adversely affected; (4) restrictive covenants in our debt agreements, which can limit our financial and operation flexibility; (5) noncompliance with financial or other covenants in our debt agreements, which could result in our lenders terminating our credit facilities and requiring us to repay outstanding borrowings; (6) inability to access the capital that our business or growth plans may require; (7) inability to manage credit risk adequately or to collect on contracts with a large number of customers; (8) the outcome or other potential consequences of regulatory matters and commercial litigation; (9) incurrence of additional expenses (including indemnification obligations) and other costs in connection with litigation, regulatory and investigatory matters; (10) turnover in our management team and inability to attract and retain key personnel; (11) rates we can charge and time utilization we can achieve being less than anticipated; (12) costs we incur being more than anticipated, and the inability to realize expected savings in the amounts or time frames planned; (13) competition from existing and new competitors; and (14) adverse developments in our existing claims or significant increases in new claims. For a more complete description of these and other possible risks and uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2011, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.